Supplemental Operational Measures

We provide a supplemental discussion of our domestic wireless operations that is calculated by combining our Consumer Mobility and Business Solutions segments, and then adjusting to remove non-wireless operations. The following table presents a reconciliation of our supplemental AT&T Mobility results.

Supplemental Operational Measure
	Three Months Ended
	December 31, 2017				December 31, 2016
	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility
Operating Revenues
Wireless service	$6,409	$7,933	$-	$14,342	$6,731	$7,982	$-	$14,713
Fixed strategic services	-	3,138	(3,138)	-	-	2,962	(2,962)	-
Legacy voice and data services	-	3,359	(3,359)	-	-	3,793	(3,793)	-
Other services and equipment	-	938	(938)	-	-	947	(947)	-
Wireless equipment	1,864	3,022	-	4,886	1,688	2,349	-	4,037
Total Operating Revenues	8,273	18,390	(7,435)	19,228	8,419	18,033	(7,702)	18,750

Operating Expenses
Operations and support	5,367	12,207	(4,627)	12,947	5,316	11,746	(4,998)	12,064
EBITDA	2,906	6,183	(2,808)	6,281	3,103	6,287	(2,704)	6,686
Depreciation and amortization	886	2,354	(1,212)	2,028	918	2,264	(1,134)	2,048
Total Operating Expense	6,253	14,561	(5,839)	14,975	6,234	14,010	(6,132)	14,112
Operating Income	$2,020	$3,829	$(1,596)	$4,253	$2,185	$4,023	$(1,570)	$4,638
[1] Business wireline operations reported in Business Solutions segment.

Supplemental Operational Measure
	Twelve Months Ended
	December 31, 2017				December 31, 2016
	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility
Operating Revenues
Wireless service	$26,053	$31,902	$-	$57,955	$27,536	$31,850	$-	$59,386
Fixed strategic services	-	12,227	(12,227)	-	-	11,431	(11,431)	-
Legacy voice and data services	-	13,931	(13,931)	-	-	16,370	(16,370)	-
Other services and equipment	-	3,451	(3,451)	-	-	3,566	(3,566)	-
Wireless equipment	5,499	7,895	-	13,394	5,664	7,771	-	13,435
Total Operating Revenues	31,552	69,406	(29,609)	71,349	33,200	70,988	(31,367)	72,821

Operating Expenses
Operations and support	18,966	42,929	(18,640)	43,255	19,659	44,330	(20,103)	43,886
EBITDA	12,586	26,477	(10,969)	28,094	13,541	26,658	(11,264)	28,935
Depreciation and amortization	3,507	9,326	(4,806)	8,027	3,716	9,832	(5,256)	8,292
Total Operating Expense	22,473	52,255	(23,446)	51,282	23,375	54,162	(25,359)	52,178
Operating Income	$9,079	$17,151	$(6,163)	$20,067	$9,825	$16,826	$(6,008)	$20,643
[1] Business wireline operations reported in Business Solutions segment.